UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 17, 2014

SONORA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-54268	27-1269503
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Cerro del Padre # 11

Rinconada de los Pirules,

Guadalupe, Zacatecas

          Mexico, 98619

(Address of principal executive office)

1-877-513-7873

(Registrant’s telephone number, including area code

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Sonora Resources Corp. (“Sonora” or the “Company”), a mineral exploration and development company focused on the acquisition and exploration of international silver and gold mining properties, entered into Settlement and Release, Assignment of Rights to Mining and Debt Assignment Agreements on July 17, 2014 with First Majestic Silver Corp., an existing shareholder and creditor of the Company. Pursuant to the Agreements, the Parties reached a final settlement on repayment of Promissory Notes owed to First Majestic totaling $300,000 plus interest by transferring the Company’s interest in its Los Amoles 2 and Los Amoles 3 Fracc.1 properties, consisting of 2,166 hectares located in the State of Sonora Mexico. First Majestic demanded repayment of Promissory the Notes and interest totaling $311,109 on April 25, 2014. The Properties were acquired on March 15, 2013 with the proceeds of the Promissory Notes owed to First Majestic.

The Company expects to record a loss on debt settlement of approximately $328,000 during the three months ended August 31, 2014.

The above descriptions are intended only as a summary of the Settlement and Release, Assignment of Rights to Mining and a Debt Assignment Agreements. The Settlement and Release, Assignment of Rights to Mining and Debt Assignment Agreements are filed as Exhibits 10.1, 10.2 and 10.3 and are hereby incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

       (d)  Exhibits –

Exhibit No.	Description

10.1	Settlement and Release Agreement dated June 24, 2014 by and between Sonora Resources Corp. and subsidiaries and First Majestic Silver Corp. and subsidiaries.
10.2	Assignment of Rights to Mining Agreement by and between Finder Plata, S.A. de C.V. and Minera Los Amoles, S.A. de C.V.
10.3	Debt Assignment Agreements dated June 24, 2014 by and between Sonora Resources Corp., First Majestic Silver Corp. Minera Los Amoles, S.A. de C.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonora Resources Corp.

Dated: July 22, 2014	By:	/s/ Juan Miguel Ríos Gutiérrez
Juan Miguel Ríos Gutiérrez
Chief Executive Officer